EXHIBIT 10.4

                              THE PMC SUPPLEMENTAL

                            EXECUTIVE RETIREMENT PLAN


Rev. 7/1/95


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                              The PMC Supplemental
                            Executive Retirement Plan



                                TABLE OF CONTENTS



    ARTICLE                                                                PAGE
    -------                                                                ----

       I          Definitions............................................    1

       II         Excess Retirement Benefits.............................   10

       III        Past Service Retirement Benefits.......................   11

       IV         Vesting of Supplemental Retirement Benefits............   12

       V          Form of Payment of Supplemental
                     Retirement Benefits.................................   13

       VI         Death Benefit..........................................   16

       VII        Administration of the Plan.............................   17

       VIII       Miscellaneous..........................................   22


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                              The PMC Supplemental
                            Executive Retirement Plan

WHEREAS, Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, place limitations (the "Sections 401(a)(17) and 415 Limitations") on the retirement benefits which can be paid to participants in The PMC Pension Plan (the "Pension Plan"); and

WHEREAS, some executives hired in mid-career by the Company shall not be able to be credited with the maximum number of years of Benefit Service allowable under the Pension Plan ("Short Service Reduction"); and

WHEREAS, in consideration of the past services of certain employees who are affected by the Sections 401(a)(17) and 415 Limitations, in consideration of the future services of certain employees affected by the Short Service Reduction and in consideration of the agreement of each such employee to abide by the terms and conditions of this Plan, Pennsylvania Manufacturers Corporation (the "Company") desires to provide supplemental executive retirement benefits for the purposes of offsetting the Short Service Reduction and the Sections 401(a)(17) and 415 Limitations under this Plan which benefits a select group of management and highly compensated employees, subject to and in accordance with the terms hereof;

NOW THEREFORE, in order to address these shortcomings in the design of the Pension Plan the Company does hereby adopt effective as of January 1, 1993, a supplemental retirement plan to be known as The PMC Supplemental Executive Retirement Plan as hereinafter set forth.

                                    ARTICLE I
                                   Definitions

In this Plan, unless the context clearly implies otherwise, the singular includes the plural, the masculine includes the feminine, and initially capitalized words have the following meanings:

     1.1 Actuarial Equivalent. An amount or benefit of equivalent current value to the amount or benefit which otherwise would have been provided to or on account of a Participant or Beneficiary determined on the basis of the actuarial assumptions


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then in effect under the Pension Plan and such other assumptions as may be deemed necessary by an actuary selected by the Committee.

     1.2 Affiliated Employer. A corporation, other than the Plan Sponsor, which is included within a "controlled group of corporations" within which the Plan Sponsor is also included, as determined under Code Section 1563 without regard to subsections (a)(4) and (e)(3)(C) of Section 1563.

     1.3 Beneficiary. The person or entity designated by a Participant or Former Participant on a beneficiary designation form signed by such Participant or Former Participant and filed with the Committee, and where applicable, the Spouse or other contingent annuitant who is entitled to receive benefits under this Plan.

     1.4 Board. The Board of Directors of the Plan Sponsor, as constituted from time to time, or any committee thereof authorized to act on behalf of the Board of Directors.

     1.5 Cause. Termination by the Company of employment with the Company for "Cause" shall mean termination upon the willful engaging by the Participant in misconduct which is demonstratably and materially injurious to the Company or any Affiliated Employer. No act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Company or its Affiliated Employers. Notwithstanding the foregoing, a Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not


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less than three-quarters of the entire membership of the Committee at a meeting of the Committee called and held for the purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before the Committee), finding that in the good faith opinion of the Committee the Participant was guilty of misconduct as set forth above in this Section and specifying the particulars thereof in detail.

     1.6 Change-in-Control. For purposes of this Plan, a "Change-in-Control of the Company" shall be deemed to have occurred if:

         (a) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities;

         (b) during the term of this Plan, individuals who at the beginning of such term constitute the Board, including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such term, cease for any reason to constitute a majority thereof; or

         (c) more than 50% of the assets of the Company, including the business or businesses for which the Participant's


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services are principally performed, is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary or subsidiaries) of the Company or otherwise.

     1.7 Code. Internal Revenue Code of 1986, as amended.

     1.8 Committee. The Employee Benefits Plan Committee appointed by the Board to administer this Plan. The Committee shall be responsible for the administration of this Plan in accordance with Article VII hereof.

     1.9 Company. The Plan Sponsor and each of its Affiliated Employers which upon the approval of the Board, has agreed to participate in this Plan. Each participating Affiliated Employer on the Effective Date and on January 1, 1995 is listed on Appendix A. Each Affiliated Employer who wants to adopt this Plan after January 1, 1995 shall do so by executing a written declaration of joinder. The use of the singular form shall be considered a reference to each Company individually.

     1.10 Effective Date. January 1, 1993.

     1.11 Eligible Executive. Any executive of the Company (i) who is hired as a Vice President or as a more senior officer on or after January 1, 1990 or who subsequent to being hired becomes such an officer after the Effective Date, (ii) who is a Participant in the Pension Plan whose age on his employment commencement date precludes him from being able to complete twenty-five (25) years of Benefit Service upon attainment of his sixtieth (60th) birthday and


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(iii) who has been designated by the Committee to participate in this Plan.

     1.12 Eligible Officer. Any officer of the Company engaged in rendering personal services under the direction or control of the Company on or after January 1, 1993 who is a Participant in the Pension Plan, whose benefits payable under the Pension Plan are reduced by the Sections 401(a)(17) and/or 415 Limitations and who has been designated by the Committee to participate in this Plan.

     1.13 Excess Retirement Benefit. The portion of a Participant's Supplemental Retirement Benefit under this Plan determined in accordance with Section 2.1 hereof.

     1.14 Former Participant. A person who has a benefit payable under this Plan but who is no longer an Eligible Executive or an Eligible Officer.

     1.15 Good Reason. For purposes of this Plan, "Good Reason" shall mean any of the following events which occurs without the Participant's express written consent:

          (a) The assignment to the Participant of any duties inconsistent with the Participant's status, position, duties, and responsibilities with the Company immediately prior to a Change-in-Control or a substantial alteration in the nature or status of the Participant's responsibilities from those in effect immediately prior to a Change-in-Control of the Company;

          (b) A reduction by the Company in the Participant's annual base salary as in effect on the Effective Date or thereafter, as the same may be increased from time to time, except


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for across-the-board salary reductions similarly affecting all executives of the Company and of any organization in control of the Company;

          (c) Following a Change-in-Control of the Company the Company's requiring the Participant to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with the Participant's prior travel obligations;

          (d) The failure by the Company to continue in effect any compensation plan of the Company in which the Participant participates, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with a Change-in-Control of the Company, or the failure by the Company to continue the Participant's participation therein;

          (e) The failure by the Company to continue to provide the Participant with benefits substantially similar to those provided under the Company's 401(k) Plan or any of the pension, life insurance, medical, health and accident, or disability plans of the Company in which the Participant was participating at the time of a Change-in-Control of the Company, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of a Change-in-Control of the Company, or the failure by the Company or its subsidiaries to provide the


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number of paid vacation days to which the Participant was entitled on the basis of years of service with the Company in accordance with the normal vacation policy of the Company as in effect at the time of a Change-in-Control;

          (f) The failure of the Company to obtain a satisfactory agreement from any successor to assume and to perform this Plan; or

          (g) Any purported termination of a Participant's employment which is not effected pursuant to a written notice indicating the specific termination provisions relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment; and for purposes of this Plan, no such purported termination shall be effective.

     1.16 Limited Pension Plan Benefit. The annual retirement income actually to be paid to a Participant or his Beneficiary (including a Spouse or other contingent annuitant) pursuant to the benefit formula (contained in Article V of the Pension Plan) which is applicable to such Participant and the method of payment selected by the Participant under the Pension Plan after reduction by the Sections 401(a)(17) and 415 Limitations and taking into account only the years of Benefit Service credited under the Pension Plan. (All references in this Plan to articles or specific paragraphs of the Pension Plan shall include any successor article or paragraph or any amendment thereto.)


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     1.17 Maximum Past Service Credit. The maximum number of years of past service credit available to a Participant under this Plan which shall equal the difference between twenty-five (25) and the number of whole years between the commencement of the Participant's participation in this Plan and the Participant's sixtieth (60th) birthday.

     1.18 Maximum Service Retirement Benefit. The annual retirement income which would have been paid to a Participant or his Beneficiary (including a Spouse or other contingent annuitant) pursuant to the benefit formula (contained in
Article V of the Pension Plan) which is applicable to such Participant and the method of payment selected by the Participant under the Pension Plan, taking into account the Section 401(a)(17) and Section 415 Limitations and assuming that in addition to the years of Benefit Service actually credited to the Participant under the Pension Plan the Participant had been credited under the Pension Plan with the past service credit earned by him under this Plan, as determined pursuant to Section 3.1 hereof. For purposes of determining the portion of the Maximum Service Retirement Benefit attributable to the past service credit earned under this Plan, the Compensation deemed received during each such year of past service shall be the annual rate of pay in effect on a Participant's employment commencement date.

     1.19 Participant. An Eligible Executive or Eligible Officer or a former Eligible Executive or Eligible Officer who is accruing, or who has accrued, benefits under this Plan. However,


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no employee shall have any interest or rights under this Plan if he is never actively employed by the Company on or after January 1, 1993.

     1.20 Past Service Retirement Benefit. The portion, if any, of a Participant's Supplemental Retirement Benefit under this Plan determined in accordance with Section 3.2 hereof.

     1.21 Pension Plan. The PMC Pension Plan as in effect on the Effective Date and as such plan may be further amended and/or restated from time to time and each successor or replacement tax-qualified pension plan. In addition, the Pension Plan shall also include such other retirement plans of the Company or of such other affiliates, subsidiaries or divisions of the Company as the Committee may expressly include from time to time.

     1.22 Plan. The PMC Supplemental Executive Retirement Plan as set forth herein and as it may be amended and/or restated from time to time.

     1.23 Plan Sponsor. Pennsylvania Manufacturers Corporation, a Pennsylvania corporation.

     1.24 Plan Year. Each calendar year beginning on January 1 and ending on the following December 31.

     1.25 Section 401(a)(17) Limitation. The limitation on compensation taken into account under the Pension Plan pursuant to Section 401(a)(17) of the Code.

     1.26 Section 415 Limitation. The limitation on benefits payable from the Pension Plan imposed by Section 415 of the Code.


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     1.27 Spouse. A person who is married to a Participant and who is recognized as the Participant's Spouse for purposes of the Pension Plan.

     1.28 Supplemental Retirement Benefit. The aggregate retirement benefit payable to a Participant under this Plan and comprised of his Excess Retirement Benefit, if any, and his Past Service Retirement Benefit, if any.

     1.29 Termination of Employment. A termination of the employer - employee relationship under circumstances which give rise to a "Separation from Service" under the Pension Plan.

     1.30 Unlimited Retirement Benefit. The annual retirement income which would have been paid to a Participant or his Beneficiary (including a Spouse or other contingent annuitant) pursuant to the benefit formula (contained in Article V of the Pension Plan) which is applicable to such Participant and the method of payment selected by the Participant under such Pension Plan without taking into account the Sections 401(a)(17) and 415 Limitations contained in paragraph 1.8 and Article XI of the Pension Plan.

                                   ARTICLE II
                           Excess Retirement Benefits

     2.1 Excess Retirement Benefit. Subject to Sections 2.2 and 8.2 hereof, the Excess Retirement Benefit of a Participant who is an Eligible Officer shall be an amount equal to the difference


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between his Unlimited Retirement Benefit and his Limited Pension Plan Benefit.

     2.2 Reemployment. Following the recommencement of Company employment by a Participant or former Participant whose employment with the Company was terminated at a time when such Participant or Former Participant had an Excess Retirement Benefit and whose benefit had commenced to be paid under this Plan, payment of such Excess Retirement Benefit shall be suspended until such individual again ceases to be employed under circumstances under which Excess Retirement Benefits are payable under the Plan.

                                   ARTICLE III
                        Past Service Retirement Benefits

     3.1 Past Service Credit. A Participant who is an Eligible Executive shall be credited with a pro rata portion of the Maximum Past Service Credit available to the Participant under this Plan (based on the number of years until the Participant's sixtieth (60th) birthday) for each year of Benefit Service credited under the Pension Plan after the Eligible Executive has commenced participation in this Plan until the Participant attains age 60 or until the sum of the Participant's years of Benefit Service credited under the Pension Plan and of his years of past service credit hereunder equal twenty-five (25), whichever occurs first.

     3.2 Past Service Retirement Benefit. Subject to Sections 3.3 and 8.2 hereof, a Participant's Past Service Retirement


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Benefit, if any, shall be the difference between his Maximum Service Retirement
Benefit and his Limited Pension Plan Benefit.

     3.3 Reemployment. Following the recommencement of Company employment by a Participant or former Participant whose employment with the Company was terminated at a time when such Participant or Former Participant had a Past Service Retirement Benefit and whose benefit had commenced to be paid under this Plan, payment of such Past Service Retirement Benefit shall be suspended until such individual again ceases to be employed under circumstances pursuant to which Past Service Retirement Benefits are payable under the Plan.

                                   ARTICLE IV
                   Vesting of Supplemental Retirement Benefits

     4.1 Full Vesting. Except as otherwise provided in Section 8.2 hereof, a Participant shall have a fully (100%) vested and nonforfeitable interest in his Supplemental Retirement Benefit once he has satisfied the age and service requirements which qualify him for an early or normal retirement under the Pension Plan, whichever occurs first. Prior thereto the Participant shall not have any vested interest in his Supplemental Retirement Benefit. Moreover, notwithstanding the foregoing, a Participant shall forfeit his vested interest, if any, in his Supplemental Retirement Benefit if his employment is terminated for Cause.

     4.2 Forfeitures. Any amount forfeited hereunder by a Participant who has not become vested in a Supplemental Retirement


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Benefit under this Plan shall constitute a reduction of the Company's liability under the Plan and shall not be allocated to the remaining Participants.

                                    ARTICLE V
                         Form of Payment of Supplemental
                               Retirement Benefits

     5.1 Payment of Supplemental Retirement Benefit. Except as otherwise provided in Sections 5.3 and 8.2 hereof, a Participant's vested Supplemental Retirement Benefit, if any, shall commence to be paid at the time retirement income payments commence being made to the Participant under the Pension Plan. If a Participant begins to receive retirement income payments before age 55 under the Pension Plan, then the Participant's Supplemental Retirement Benefit shall commence at the same time as payments from the Pension Plan and shall be reduced by the same early retirement reduction factors, if any, applicable to his retirement income from the Pension Plan.

     5.2 Form of Payment. The normal form of payment of a Participant's Supplemental Retirement Benefit shall be the same as that provided under the Pension Plan. Subject to Section 5.5 hereof, a Participant's Supplemental Retirement Benefit shall be paid, however, in the same form which the Participant has elected, or is deemed to have elected, pursuant to the Pension Plan. The Participant's election under the Pension Plan (with the valid consent of his Spouse where required under the Pension Plan) shall also be applicable to the payment of his Supplemental Retirement Benefit. Notwithstanding the foregoing, any Participant who


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elects a Social Security level income option to augment his benefit under the
Pension Plan on account of his retirement before he is eligible for retirement benefits under the Federal Social Security system (as such optional form is described in paragraph 7.2 of the Pension Plan) shall receive his Supplemental Retirement Benefit in the form of a single life annuity, as reduced, if necessary, in the manner set forth in Section 5.1 hereof. The Committee shall have the sole and absolute discretion and authority to approve or reject a Participant's request for a different method of payment than specified herein.

     5.3 Change-in-Control During Employment. Upon a Change-in-Control, or within two years thereafter, regardless of whether or not the Plan has been terminated during such period, if the Company (or any successor corporation) shall terminate the Participant's employment for other than Cause, or if the Participant shall terminate employment for Good Reason or retirement, death, or total disability (as defined in the Pension Plan), then the Participant shall become eligible for and entitled to receive the Participant's Supplemental Retirement Benefit. The Participant's Supplemental Retirement Benefit under this provision shall be paid out in a lump sum upon such termination of employment. Such benefit shall be paid by the Company (or any successor corporation) to the Participant in a lump sum, in cash, on the twentieth day following the date of termination. Such amount will be calculated as the Actuarial Equivalent of the Participant's Supplemental Retirement Benefit except that the


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interest rate used will be 120 percent of the applicable Federal rate
(determined under Section 1274(d) of the Code and the regulations thereunder) compounded semi-annually. The applicable Federal rate to be used for this purpose is the Federal rate that is in effect for the month in which the present value is determined. Any Participant who remains employed by the Company (or any successor corporation) for two or more years after a Change-in-Control shall receive the Supplemental Retirement Benefit in accordance with Sections 5.1 and
5.2 hereof.

     5.4 Change-in-Control During Retirement. In the event of a Change-in-Control of the Company, any Participant who has previously retired from the Company and is receiving payment of the Participant's Supplemental Retirement Benefit shall receive a single payment in cash which is the Actuarial Equivalent of the Participant's remaining benefit. For purposes of this Section, the single payment shall be determined using the same interest rate as would have been used for purposes of calculating the lump sum cash payment under
Section 5.3 hereof.

     5.5. Actuarial Equivalent. A Supplemental Retirement Benefit which is payable in any form other than the normal form under the Pension Plan, i.e., a straight life annuity over the lifetime of the Participant, or which commences at any time prior to the Participant's Normal Retirement Date, shall be the Actuarial Equivalent of the Supplemental Retirement Benefit payable hereunder.


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                                   ARTICLE VI
                                  Death Benefit

     6.1 Supplemental Death Benefit. Except as otherwise provided herein, a death benefit shall be payable as follows:

         (a) Upon the death of a married Participant while employed by the Company, a death benefit shall be payable under this Plan to the Spouse or beneficiary of such Participant if a qualified pre-retirement survivor annuity, surviving Spouse benefit or surviving dependent benefit, as defined in the Pension Plan, would be payable to the Participant's Spouse or beneficiary under the Pension Plan. Such death benefit, if any, shall be equal to the difference between the annuity or benefit payable for the life of the Spouse or other Beneficiary under the Pension Plan and the annuity which would have been paid thereunder without taking into account the Sections 401(a)(17) and 415 Limitations contained in paragraph 1.8 and Article IX of the Pension Plan and by taking into account as Benefit Service the Participant's years of past service credit, if any, accrued to the Participant's date of death, as determined pursuant to Section 3.1 hereof.

         (b) Upon the death of a Participant who is not married and who is employed by the Company at the date of his death, a death benefit equal in value to 50% of the Participant's then Supplemental Retirement Benefit will be payable to the Participant's designated Beneficiary. Such value shall be converted to an Actuarial Equivalent benefit payable in monthly installments for fifteen years.


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         (c) The death benefit payable pursuant to this Section 6.1 will commence on the first day of the month coincident with or next following the Participant's death. In the event that the Participant has not designated a Beneficiary or that the Participant's Beneficiary has predeceased the Participant, the death benefit payable under this Plan shall be paid to the Participant's estate. The death benefit payable pursuant to this Section 6.1 shall be reduced by the Actuarial Equivalent of any surviving dependent benefit, as defined in the Pension Plan.

         (d) In the event of a Change-in-Control of the Company, any Beneficiary who is receiving payment of a death benefit pursuant to this Section 6.1 shall receive a single lump sum payment which is the Actuarial Equivalent (as determined pursuant to Section 5.3 hereof) of the Beneficiary's remaining death benefit.

     6.2 Simultaneous Death. In the event of the simultaneous death of a Participant eligible for a death benefit under this Article VI and his Beneficiary or Spouse so that it is not possible to determine which one was the survivor, it shall be presumed for purposes of this Article VI that the Beneficiary or Spouse predeceased the Participant.

                                   ARTICLE VII
                           Administration of the Plan

     7.1 Powers and Duties of the Committee. The Committee shall be generally responsible for the operation and administration


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of the Plan. To the extent that powers are not delegated to others pursuant to provisions of this Plan, the Committee shall have such powers as may be necessary to carry out the provisions of the Plan and to perform its duties hereunder, including, without limiting the generality of the foregoing, the power:

         (a) To appoint, retain, and terminate such persons as it deems necessary or advisable to assist in the administration of the Plan or to render advice with respect to the responsibilities of the Committee under the Plan, including accountants, actuaries, administrators, attorneys and physicians.

         (b) To make use of the services of the employees of the Company in administrative matters.

         (c) To obtain and act on the basis of all tables, valuations, certificates, opinions, and reports furnished by the persons described in paragraph (a) or (b) above. Any determination of Actuarially Equivalent benefits by the actuary selected by the Committee shall be conclusive and binding on the Company, the Committee and all Participants or Former Participants.

         (d) To review the manner in which benefit claims and other aspects of the Plan administration have been handled by the employees of the Company.

         (e) To determine all benefits and resolve all questions pertaining to the administration and interpretation of the Plan provisions, either by rules of general applicability or by particular decisions. To the maximum extent permitted by law, all


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interpretations of the Plan and other decisions of the Committee shall be conclusive and binding on all parties.

         (f) To adopt such forms, rules and regulations as it shall deem necessary or appropriate for the administration of the Plan and the conduct of its affairs, provided that any such forms, rules and regulations shall not be inconsistent with the provisions of the Plan.

         (g) To remedy any inequity from incorrect information received or communicated or from administrative error.

         (h) To commence or defend any litigation arising from the operation of the Plan in any legal or administrative proceeding.

     7.2 Required Information. Any Participant, Former Participant and any Beneficiary eligible to receive benefits under the Plan shall furnish to the Committee any information or proof requested by the Committee and reasonably required for the proper administration of the Plan. Failure on the part of the Participant, Former Participant or Beneficiary to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of benefits under the Plan until such information or proof is received by the Committee.

     7.3 Expenses. All expenses incident to the operation and administration of the Plan reasonably incurred, including, without limitation by way of specification, the fees and expenses of attorneys and advisors, and for such other professional, technical


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and clerical assistance as may be required, shall be paid by the
Company.

     7.4 Indemnification. To the extent coverage is not provided by any applicable insurance policy, the Company hereby agrees to indemnify the Committee and each of its members and the Board and each of its members, and to hold them harmless against all liability, joint and several, for their acts, omissions and conduct and for the acts, omissions and conduct of their duly appointed agents made in good faith pursuant to the provisions of the Plan, including any out-of-pocket expenses reasonably incurred in the defense of any claim relating thereto; provided, however, that no person or entity so indemnified shall voluntarily assume or admit any liability, nor, except at its or his own cost, shall any of the foregoing make any payment, assume any obligations or incur any expense without the prior written consent of the Board. The Company may purchase, at its expense, liability insurance to protect the Company and the persons indemnified hereunder from liability incurred in the good faith administration of this Plan.

     7.5 Claims Procedure and Review

         (a) Claims for benefits under the Plan shall be filed in writing by a claimant with the Committee. Within sixty (60) days after receipt of such claim, the Committee shall act on the claim and shall notify the claimant in writing as to whether the claim has been granted in whole or in part; provided, however, if the claimant has not received written notice of such decision within such sixty-day period, the claimant shall, for the purpose


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of subsection (c) of this Section, regard his claim as having been denied.

         (b) Any notice of denial of a claim in whole or in part shall set forth
(i) the specific reason or reasons for the denial, (ii) reference to the Plan provisions on which the denial is based, and (iii) a copy of the Plan's claim and review provisions.

         (c) Any claimant who has been denied a claim in whole or in part under the Plan shall be entitled, upon the filing of a written request for review with the Committee within sixty (60) days after receipt by the claimant of written notice of denial of his claim (or, if the claimant had not received written notice of the decision within the sixty-day period described in subsection (a) of this Section, within one hundred twenty (120) days of receipt of the claim form by the Committee), to appeal the denial of his claim to the Committee.

         (d) The claimant shall be entitled in connection with such appeal to examine pertinent documents and submit issues and comments in writing to the Committee. Any decision on review by the Committee shall be in writing, and shall include specific reasons for the decision (including reference to the Plan provisions on which the decision is based). Such decision shall be made by the Committee not later than sixty (60) days after receipt by it of the claimant's request for review.


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                                  ARTICLE VIII
                                  Miscellaneous

     8.1 Funding. Benefits payable under this Plan shall be paid directly from the general assets of each Company. The Company shall not be obligated to set aside, earmark or escrow any funds or other assets to satisfy its obligations under this Plan, and the Participant and his Beneficiary shall not have any property interest in any specific assets of the Company other than the unsecured right to receive payments from the Company as provided herein.

     8.2 Amendment or Termination.

         (a) The Committee shall have the right to amend, modify, restate or terminate the Plan when, in its absolute discretion, it determines such action to be advisable. Any such amendment or termination shall be made pursuant to a written resolution of the Committee which shall designate when the action is to be effective. Notwithstanding the foregoing, no such action by the Committee shall reduce a Participant's Supplemental Retirement Benefit accrued as of the time thereof and no such amendment or termination may occur as a result of a Change-in-Control, within two years after a Change-in-Control, or as part of any plan to effect a Change-in-Control.

         (b) If the Plan is terminated, a determination shall be made of each Participant's Supplemental Retirement Benefit as of the Plan termination date. The amount of a Participant's benefit or benefits shall be payable to the Participant at the time it would have been payable under Article VI hereof if the Plan had not been terminated. If a Participant dies after termination of the Plan, but prior to his Termination of Employment, his Beneficiary or Beneficiaries shall receive a distribution of his death benefit, determined in accordance with Article VI hereof, but based on the Participant's Supplemental Retirement Benefit as of the Plan termination date.

     8.3 Status of Employment. Nothing herein contained shall be deemed: (a) to give any Participant the right to be retained in the employ of the Company; (b) to affect the right of the Company to discipline or discharge any Participant at any time; (c) to give the Company the right to require any Participant to remain in its employ; or (d) to affect any Participant's right to terminate his employment at any time.

     8.4 Payments to Minors and Incompetents. If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving a valid receipt and discharge for such benefits, they will be paid to the duly appointed guardian of such minor or incompetent or to such other legally appointed person as the Committee may designate. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

     8.5 Inalienability of Benefits. The right of any person to any benefit or payment under the Plan shall not be subject to voluntary or involuntary transfer, alienation or assignment, and, to the fullest extent permitted by law, shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event a person who is receiving or is entitled to receive benefits under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer or disposition shall be null and void.

     8.6 Governing Law. Except to the extent preempted by Federal law, the Plan shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

     8.7 Severability. In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth.

     8.8 Required Information to Committee. Each Participant will furnish to the Committee such information as the Committee considers necessary or desirable for purposes of administering the Plan, and the provisions of the Plan respecting any payments thereunder are conditional upon the Participant's furnishing promptly such true, full and complete information as the Committee may request. The Committee, in its sole discretion, may request a Participant to submit proof of his age. The Committee will, if such proof of age is not submitted when requested, use as conclusive evidence thereof such information as is deemed by it to be reliable, regardless of the lack of proof. Any notice or information which, according to the terms of the Plan or the rules of the Committee, must be filed with the Committee, shall be deemed so filed if addressed and either delivered in person or mailed to and received by the Committee at the following address:

                    The PMC Employee Benefits Plan Committee
                      c/o Vice President - Human Resources
            Pennsylvania Manufacturers' Association Insurance Company
                           Corporate Operations Center
                               380 Sentry Parkway
                               Blue Bell, PA 19422

     8.9 Income and Payroll Tax Withholding. To the extent required by the laws in effect at the time payments are made under this Plan, the Company shall withhold from such deferred compensation payments any taxes required to be withheld for federal, state or local government purposes.

     TO RECORD the adoption of this Plan, the Plan Sponsor on behalf of itself and each other participating Company has caused this document to be executed by its duly authorized officers as of the 1st day of July, 1995.


Attest:                                  PENNSYLVANIA MANUFACTURERS CORPORATION



/s/                                      By: /s/
-----------------------------                ----------------------------------
Title:                                       Title:

                                   APPENDIX A
                   List of Participating Affiliated Employers



1.       Effective as of January 1, 1993
         -------------------------------

         Pennsylvania Manufacturers' Association Insurance Company PMC Reinsurance Corporation


2.       Effective as of January 1, 1995
         -------------------------------

         Pennsylvania Manufacturers Association
         Pennsylvania Manufacturers Association - Harrisburg